FIRST AMENDMENT to the
CUSTODY AGREEMENT

THIS FIRST AMENDMENT to the Custody Agreement is made and entered into by and between TRIMTABS ETF TRUST, a Delaware statutory trust (the “Trust”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America (the “Custodian”), and is effective October 1, 2019.

WHEREAS, the Trust and Fund Services have previously entered into a certain Custody Agreement, dated as of September 27, 2016 (the "Agreement"); and

WHEREAS, the parties desire to amend the fee schedule Exhibit C of the Agreement; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

(1) Exhibit C is hereby superseded and replaced in its entirety with Exhibit C attached hereto.

(2) Entire Agreement. This Amendment constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communications or prior writings (except as otherwise provided herein) with respect thereto. Except as expressly amended herein, all of the provisions of the Agreement shall remain in full force and effect, and all references to the Agreement in the Agreement or any document related thereto shall for all purposes constitute references to the Agreement as amended hereby. This Amendment shall in no way operate as a novation, release, or discharge of any of the provisions of the Agreement (except as amended herein), or any indebtedness thereby evidenced.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year last written below.

TRIMTABS ETF TRUST	U.S. BANK NATIONAL ASSOCIATION
By: /s/ Jeff Lazar	By: /s/ Anita M. Zagrodnik
Name: /s/ Jeff Lazar	Name: /s/ Anita M. Zagrodnik
Title: COO	Title: Senior VP
Date: 10/21/19	Date: 10/30/19

Exhibit C to the Custody Agreement – TrimTabs ETF Trust

Base Fee for Custody Services at October 1, 2019

The following reflects the greater of the basis point fee or annual minimum for funds listed on Exhibit A.*

Custody	Basis Points on AUM		Annual Minimum per Fund
	First $__ Billion	Balance	$__*
	__ basis points	__ basis points

* Each Fund, regardless of asset size, will have fees allocated to it equal to the per fund minimum. Should the complex level basis point fee calculation exceed the complex level minimum, the fees in excess of the minimum will be allocated to each fund based on percent on AUM.

Custody Services in addition to the Base Fee1

Portfolio Transaction Fees2
•$ __ – Book entry DTC transaction, Federal Reserve transaction, principal paydown
•$ __ – Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction
•$__ – Option/SWAPS/future contract written, exercised or expired
•$__ – Mutual fund trade, Margin Variation Wire and outbound Fed wire
•$__ – Physical security transaction
•$__ – Check disbursement (waived if U.S. Bancorp is Administrator)

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity.

Additional Services
•Additional fees apply for global servicing. Fund of Fund expenses quoted separately.
•$ __per custody sub – account per year (e.g., per sub –adviser, segregated account, etc.)
•Class Action Services – $__ filing fee per class action per account, plus 2% of gross proceeds, up to a maximum per recovery not to exceed $__.
•No charge for the initial conversion free receipt.
•Overdrafts – charged to the account at prime interest rate plus 2%, unless a line of credit is in place

1 subject to annual CPI increases – All Urban Consumers - U.S. City Average
Fees are calculated pro rata and billed monthly

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., margin management services, securities lending services, compliance with new SEC rules liquidity risk management and reporting requirements).

2 “Sponsor trades” are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process. Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be “Sponsor trades.

Exhibit C (continued) to the Custody Agreement – TrimTabs ETF Trust

Additional Global Sub-Custodial Services Annual Fee Schedule at October 1, 2019 Base Fee

A monthly base fee per fund will apply based on the number of foreign securities held. If no global assets are held within a given month, the monthly base charge will not apply for that month.
•1 – 25 foreign securities – $__
•26 – 50 foreign securities – $__
•Over 50 foreign securities – $__
•Euroclear – Eurobonds only. Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge. In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge.
•For all other markets specified above, surcharges may apply if a security is held outside of the local market.
Plus:
Global Custody Transaction Fees1
Global Custody transaction fees associate with Sponsor Trades2. (See schedule below)
•A transaction is defined as any purchase/sale, free receipt / free delivery, maturity, tender or exchange of a security.
Global Safekeeping and Transaction Fees
(See schedule below)
Miscellaneous Expenses
•Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, tax reclaim fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.
•A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.
•SWIFT reporting and message fees.

Fees are calculated pro rata and billed monthly

2“Sponsor trades” are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process. Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be “Sponsor trades.”

Exhibit C (continued) to the Custody Agreement – TrimTabs ETF Trust
Additional Global Sub-Custodial Services Annual Fee Schedule
Safekeeping and transaction charges – Global custodial services annual fee schedule

Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee
Australia	__	$—	Hungary	__	$—	Portugal	__	$—
Argentina	__	$—	Iceland	__	$—	Qatar	__	$—
Austria	__	$—	India	__	$—	Romania	__	$—
Bahrain	__	$—	Indonesia	__	$—	Russia	__	$—
Bangladesh	__	$—	Ireland	__	$—	Serbia	__	$—
Belgium	__	$—	Israel	__	$—	Singapore	__	$—
Bermuda	__	$—	Italy	__	$—	Slovakia	__	$—
Botswana	__	$—	Japan	__	$—	Slovenia	__	$—
Brazil	__	$—	Jordan	__	$—	South Africa	__	$—
Bulgaria	__	$—	Kenya	__	$—	South Korea	__	$—
Canada	__	$—	Kuwait	__	$—	Spain	__	$—
Chile	__	$—	Latvia	__	$—	Sri Lanka	__	$—
China (A Shares) Stock Connect	__	$—	Lithuania	__	$—	Eswitini	__	$—
China (B Shares)	__	$—	Luxembourg	__	$—	Sweden	__	$—
Colombia	__	$—	Malaysia	__	$—	Switzerland	__	$—
Costa Rica	__	$—	Malta	__	$—	Taiwan	__	$—
Croatia	__	$—	Mauritius	__	$—	Thailand	__	$—
Cyprus	__	$—	Mexico	__	$—	Tunisia	__	$—
Czech Republic	__	$—	Morocco	__	$—	Turkey	__	$—
Denmark	__	$—	Namibia	__	$—	UAE	__	$—
Egypt	__	$—	Netherlands	__	$—	Uganda	__	$—
Estonia	__	$—	New Zealand	__	$—	Ukraine	__	$—
Euroclear (Eurobonds)	__	$—	Nigeria	__	$—	United Kingdom	__	$—
Euroclear (Non-Eurobonds)	__	$—	Norway	__	$—		__	$—
Finland	__	$—	Oman	__	$—	Uruguay	__	$—
France	__	$—	Pakistan	__	$—	Vietnam	__	$—
Germany	__	$—	Panama	__	$—	West African Economic Monetary Union (WAEMU)*	__	$—
Ghana	__	$—	Peru	__	$—	Zambia	__	$—
Greece	__	$—	Philippines	__	$—	Zimbabwe	__	$—
Hong Kong	__	$—	Poland	__	$—	Saudi Arabia	__	$—

* Includes Ivory Coast, Mali, Niger, Burkina Faso, Senegal, Guinnea Bissau, Togo and Benin.